Exhibit 99.1

Inhibikase Therapeutics Reports Fourth Quarter and Full Year 2020 Financial Results and Highlights Recent Period Activity

ATLANTA, April 1, 2021— Inhibikase Therapeutics, Inc. (Nasdaq: IKT), a clinical-stage pharmaceutical company developing therapeutics to modify the course of Parkinson’s disease (PD) and related disorders inside and outside of the brain, today reported financial results for the fourth quarter and full year ended December 31, 2020 and highlighted recent developments.

Key Business and Clinical Highlights

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Completed Initial Public Offering: In December 2020, Inhibikase successfully completed its initial public offering (IPO) of 1,800,000 shares of common stock at a public offering price of $10.00 per share. The Company received aggregate net proceeds of approximately $14.60 million after deducting offering costs, underwriting discounts and commissions.

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Commenced Dosing of Patients in Phase 1 Study of IkT-148009 for the treatment of PD and associated GI Disorders: In February 2021, Inhibikase commenced patient dosing in older and elderly healthy volunteers in a Phase 1 randomized single ascending dose and multiple ascending dose study to determine the safety, tolerability and pharmacokinetics of IkT-148009. IkT-148009 is a novel brain penetrant Abelson tyrosine kinase, or c-Abl, inhibitor intended to be used to modify Parkinson’s disease and its gastrointestinal complications.

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Accelerated timelines for completion of the Phase 1 trial and initiation of dosing in PD patients. Early data from this study have led to a reduction in the timelines for completion of the study by 6 or more months, providing the opportunity to obtain regulatory approval to commence dosing of PD patients much earlier than previously anticipated.

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Commenced chronic toxicology studies of IkT-148009 to permit long-term dosing in patients. In January, 2021 Inhibikase commenced 3 month and 6 month long-term toxicology studies of IkT-148009 in rats and 3 month and 9 month long-term toxicology studies of IkT-148009 in monkeys as required to obtain regulatory approval for chronic administration of IkT-148009 in patients. These studies are expected to be completed in the fourth quarter of 2021.

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Commenced clinical batch manufacturing and pill formulation of IkT-001Pro in preparation for an Investigational New Drug application filing in the second quarter of 2021. In February, 2021 Inhibikase commenced clinical batch manufacturing and final product formulation of IkT-001Pro as a film-coated tablet in preparation for regulatory filing with the Food and Drug Administration to initiate clinical development. This regulatory filing is anticipated to be completed near the end of the second quarter of 2021, with initiation of clinical development 30 days after the filing, subject to FDA agreement and issuance of a Study May Proceed notification.

“2020 was a transformative year for Inhibikase, as we successfully completed our IPO and worked diligently to advance our novel programs to treat neurodegenerative diseases towards the clinic,” commented Milton Werner, Ph.D., President and Chief Executive Officer of Inhibikase. “Just recently, we were pleased to announce the advancement of our lead candidate, IkT-148009, into a Phase 1 dose escalation study to

Inhibikase Therapeutics, Inc.		Page 1 of 6
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com

evaluate the safety, tolerability and pharmacokinetics in elderly volunteers. Early data from this study has been encouraging and we are shortening the timeline to completion by six or more months, with an expectation to move into early patient studies this year. We believe that IKT-148009 could be a transformative therapy for millions of Parkinson’s patients worldwide. Simultaneously, we have advanced our oncology clinical candidate, IkT-001Pro, into manufacturing and expect to initiate clinical development early in the third quarter. Our highly dedicated team has exceeded all of our internal expectations to move these clinical programs forward for the benefit of patients.”

Fourth Quarter and Full Year 2020 Financial Review

Net Loss: Net loss for the fourth quarter ended December 31, 2020, was $1.21 million, or $0.15 per share, compared to a net loss of $0.43 million, or $0.05 per share for the fourth quarter 2019. For the full year ended December 31, 2020, net loss was $2.85 million, or $0.35 per share, compared to a net loss of $5.72 million, or $0.70 per share, for the same period in 2019.

R&D Expenses: Research and development expenses were $0.23 million for the fourth quarter 2020, compared to $0.27 million for the same period in 2019. For the full year 2020, research and development expenses were $0.89 million, compared to $2.55 million for the same period in 2019. The decrease was primarily driven by a decline in grant related research expenditures and non-grant related research.

SG&A Expenses: Selling, general and administrative expenses for the fourth quarter 2020 were $1.14 million compared to $0.39 million for the fourth quarter 2019. For the full year 2020, selling, general and administrative expenses were $2.62 million, compared to $4.27 million for the same period in 2019. The decrease was primarily related to a non-recurring 2019 charge of $1.59 million of deferred IPO costs in connection with the 2018 abandoned IPO effort plus net decrease in all other selling, general and administrative expenses of $0.06 million.

Cash Position: Cash and cash equivalents were $13.95 million as of December 31, 2020.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (NASDAQ: IKT) is a clinical-stage pharmaceutical company developing therapeutics for Parkinson’s disease and related disorders. Inhibikase’s multi-therapeutic pipeline focuses on neurodegeneration and its lead program for IkT-148009, an Abelson Tyrosine Kinase (c-Abl) inhibitor, intends to treat Parkinson’s disease inside and outside the brain. Inhibikase is currently performing its Phase I, randomized single ascending dose and multiple ascending dose, study to determine the safety, tolerability and pharmacokinetics of IkT-148009 in older and healthy subjects. The Company is also advancing a novel drug delivery platform to treat certain forms of cancer at the same time as it is developing novel drugs for the treatment of neurodegenerative disease. Inhibikase is headquartered in Atlanta, Georgia with offices in Boston, Massachusetts.

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. The company intends to also use Twitter, Facebook, LinkedIn and YouTube as a means of disclosing information about the company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

The information we post through these social media channels may be deemed material. Accordingly, we encourage investors and others interested in our company to review the information we make available through these channels. in addition to following the company’s press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time.

Inhibikase Therapeutics, Inc.		Page 2 of 6
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. One such uncertainty is that positive results from early clinical studies of our product candidates are not necessarily predictive of the results of later clinical studies and any current and future clinical trials of our product candidates. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth from time to time in Inhibikase’s filings with the SEC, including its annual report on Form 10-K filed on March 31, 2021, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Company Contact:

Milton H. Werner, PhD

President & CEO

678-392-3419

info@inhibikase.com

Investor Relations:

Alex Lobo

SternIR, Inc.

alex.lobo@sternir.com

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Inhibikase Therapeutics, Inc.		Page 3 of 6
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com

Inhibikase Therapeutics, Inc.

Balance Sheets

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash	$13,953,513	$18,457
Prepaid research and development	774,356	—
Prepaid expenses and other current assets	54,837	16,924

Total	14,782,706	35,381
Deferred initial public offering costs	—	2,873

Total assets	$14,782,706	$38,254

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,720,680	$1,001,699
Accrued expenses and other current liabilities	632,934	1,724,141
Deferred revenue	2,325,741	1,428,636
Notes payable	42,534	98,419

Total	4,721,889	4,252,895
Notes payable, net of current portion	276,461	275,375

Total liabilities	4,998,350	4,528,270

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 10,000,000 and 0 shares authorized at December 31, 2020 and 2019; 0 shares issued and outstanding at December 31, 2020 and 2019	—	—
Common stock, $0.001 par value; 100,000,000 and 30,000,000 shares authorized; 10,050,849 and 8,180,937 shares issued and outstanding at December 31, 2020 and 2019	10,051	8,181
Additional paid-in capital	24,805,929	7,685,533
Accumulated deficit	(15,031,624)	(12,183,730)

Total	9,784,356	(4,490,016)

Total liabilities and stockholders’ equity (deficit)	$14,782,706	$38,254

Inhibikase Therapeutics, Inc.		Page 4 of 6
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com

Inhibikase Therapeutics, Inc.

Statements of Operations

	Year ended December 31,
	2020	2019
Revenue:
Grant revenue	$698,468	$1,122,740

Total revenue	698,468	1,122,740

Costs and expenses:
Research and development	893,802	2,552,711
Selling, general and administrative	2,623,158	4,268,177

Total costs and expenses	3,516,960	6,820,888

Loss from operations	(2,818,492)	(5,698,148)
Interest expense	(29,402)	(24,835)
Net loss	$(2,847,894)	$(5,722,983)

Net loss per share – basic and diluted	$(0.35)	$(0.70)

Weighted-average number of common shares – basic and diluted	8,212,581	8,180,937

Inhibikase Therapeutics, Inc.		Page 5 of 6
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com

Inhibikase Therapeutics, Inc.

Statements of Operations

	Quarter ended December 31,
	2020	2019
Revenue:
Grant revenue	$170,416	$240,276

Total revenue	170,416	240,276

Costs and expenses:
Research and development	226,944	267,915
Selling, general and administrative	1,144,319	394,624

Total costs and expenses	1,371,263	662,539

Loss from operations	(1,200,847)	(422,263)
Interest expense	(7,139)	(7,747)

Net loss	$(1,207,986)	$(430,010)

Net loss per share – basic and diluted	$(0.15)	$(0.05)

Weighted-average number of common shares – basic and diluted	8,286,886	8,180,937

Inhibikase Therapeutics, Inc.		Page 6 of 6
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com